As filed with the Securities and Exchange Commission on March 20, 2009

Registration No. 333-55831

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

WESTAFF, INC.

(Exact name of registrant as specified in its charter)

Delaware	7363	94-1266151
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

298 NORTH WIGET LANE
WALNUT CREEK, CA 94598-2453
(925) 930-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

D. Stephen Sorensen

Westaff, Inc.

3820 State Street

Santa Barbara, CA 93105

(805) 882-2200

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Robert B. Pincus, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP

One Rodney Square

P.O. Box 636

Wilmington, DE 19899-0636

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (Registration No.  333-55831) (the “Registration Statement”) previously filed by Westaff, Inc., a Delaware corporation (the “Registrant”), on June 2, 1998.

On March 19, 2009, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 28, 2009, by and among the Registrant, Koosharem Corporation, a California corporation doing business as Select Staffing and Select Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Koosharem (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”) with the Registrant continuing after the Merger as the surviving corporation.  As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement.  In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold as of the effective time of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-55831) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, in the State of California, on the 20th day of March, 2009.

WESTAFF, INC.

By:	/s/ Michael T. Willis
Michael T. Willis
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael T. Willis	Chief Executive Officer	March 20, 2009
Michael T. Willis	(Principal Executive Officer)

/s/ Stephen J. Russo	President and Chief Operating Officer	March 20, 2009
Stephen J. Russo	(Principal Operations Officer)

/s/ Christa C. Leonard	Senior Vice President and Chief Financial Officer	March 20, 2009
Christa C. Leonard	(Principal Financial Officer)

/s/ Sean P. Wong	Vice President, Controller	March 20, 2009
Sean P. Wong	(Principal Accounting Officer)

/s/ D. Stephen Sorensen	Sole Director	March 20, 2009
D. Stephen Sorensen